Exhibit 99.1

News Release General Inquiries: (713) 783-8000 www.sanchezenergycorp.com

Sanchez Energy Announces Second Quarter 2018

Financial Results and Operations Update

HOUSTON--(GLOBE NEWSWIRE)—Aug. 7, 2018--Sanchez Energy Corporation (NYSE: SN) (“Sanchez Energy” or the “Company”) today announced financial and operating results for the second quarter 2018.  Second quarter 2018 highlights include:

•	Production of 7.2 million barrels of oil equivalent (“MMBoe”), or 79,516 barrels of oil equivalent per day (“Boe/d”);

•	Revenues of approximately $259 million, a 48 percent increase compared to the second quarter 2017;

•	A net loss of $35.0 million, which includes a non-cash mark-to-market hedging loss of $43.6 million and compares to net income of $53.0 million for the second quarter 2017;

•

Adjusted EBITDAX (a non-GAAP financial measure) of approximately $107.7 million, which includes $26.4 million in realized hedging losses and represents an increase of approximately 27 percent compared to the second quarter 2017;

•	At Catarina, the Company brought nine North Central wells on-line late in the second quarter that are performing in-line with expectations and help delineate the North Central fairway;

•	The Company engaged a leading global consulting firm to conduct an assessment of its performance across all aspects of the business, with a specific focus on operations; and

•

As of June 30, 2018, the Company’s liquidity was approximately $675.2 million, with approximately $437.7 million in cash and cash equivalents and approximately $237.5 million of combined borrowing capacity under the Company’s two bank credit facilities.

MANAGEMENT COMMENTS

“The second quarter 2018 was a challenging operational quarter at Comanche, as we continued to see higher than projected production declines from wells brought on-line during the second half of 2017 and early 2018,” said Tony Sanchez, III, Chief Executive Officer of Sanchez Energy.  “As discussed last quarter, the key issues leading to these decline rates include: (1) poor Upper Eagle Ford well performance in several of the delineation and step-out areas, (2) the testing of a more aggressive flowback strategy that resulted in well decline rates in excess of legacy well production profiles, (3) the use of hybrid completion designs, and (4) tighter spacing of the drilled-but-uncompleted wells acquired with the Comanche acquisition.

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“A proactive effort to stabilize and improve production performance is already underway, including shifting back to a more conservative choke flowback plan which began at the start of the second quarter.  The positive production results from the latest wells on restrictive chokes gives us confidence that we will return to organically growing production in the coming months.

“Additionally, we have implemented an optimization strategy to adjust completion designs based on well spacing and geological characteristics in specific areas at Comanche.  The asset, which encompasses a large and complex acreage position, consists of approximately 318,000 gross acres and spans both the volatile oil and the gas condensate windows of the Eagle Ford shale trend.  With a year of operating experience at Comanche, Sanchez Energy is significantly better positioned to tailor completion methods and designs optimally to the different areas of the asset.

“Similar to our enhanced performance at Catarina over the last 12 months, where after encountering production issues in the first half of 2017 we took corrective actions and have since grown production by over 23 percent, we are confident that our work to improve the performance of Comanche is on the right course.

“We will not stop at these corrective actions in our drive to gain operational efficiencies and to enhance production and margin capture.  Accordingly, management and our board of directors have engaged a leading global consulting firm to assist with a comprehensive review of the Company’s performance across all aspects of the business, with a specific focus on operational and technical strategies. The goal of this review is to further enhance production and operating margins in order to achieve the financial performance Sanchez Energy’s shareholders expect.  We believe this effort, combined with the proactive initiatives already underway, will lead to improved operational, production, and financial performance that will ultimately deliver enhanced shareholder returns.”

OPERATIONS UPDATE

During the second quarter 2018, the Company drilled 57 gross (33 net) wells and completed 41 gross (28 net) wells.  The Company brought 49 gross wells on-line, 27 at Comanche and 22 at Catarina, during the quarter.

The Company drilled ten horizontal wells in the Briscoe Metcalf area of Comanche at the end of the first quarter 2018 in a “quad stacked” pattern that targeted both the Lower and Upper Eagle Ford shale using a new generation high volume, high rate slickwater completion design.  The wells have continued to outperform the Company’s type curve forecast for this area with average 30-day and 90-day production rates of approximately 1,368 Boe/d and 1,135 Boe/d, respectively.   The wells have materially outperformed adjacent wells, producing approximately 60 percent more over the same time period.

A significant amount of the Company’s completion activity at Comanche in the second quarter 2018 was focused on the Diamond H Ranch in the western portion of Area 5.   During the second quarter, Sanchez Energy placed 19 gross wells on-line at the Diamond H Ranch.  While still early, the Lower Eagle Ford Diamond H Ranch wells are performing in-line with expectations.  All of the Diamond H Ranch wells used a high volume, high rate slickwater completion design and were placed on-line with a conservative flow back strategy.

At Catarina, the Company brought eight E31 and E32 wells on-line in the South Central area of the asset during the second quarter 2018.  The wells are performing in-line with expectations, with average 30-day production rates of approximately 1,200 Boe/d.

Additionally, the Company brought three North Central wells on-line late in the second quarter 2018 that are performing in-line with expectations.  To date, the Company has drilled and completed 19 North Central wells.  With the Company’s drilling success in North Central Catarina, Sanchez Energy has de-risked its entire drilling inventory on the western and central portions of its Catarina asset.

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            As of June 30, 2018, the Company had 2,278 gross (918 net) producing wells with 73 gross wells in various stages of completion, as detailed in the following table:

Project Area	Gross Producing Wells	Gross Wells Waiting/Undergoing Completion
Catarina	425	12
Comanche	1,657	54
Maverick	63	3
Palmetto	86	4
TMS / Other	47	—
Total	2,278	73

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PRODUCTION VOLUMES, AVERAGE SALES PRICES, AND OPERATING COSTS PER BOE

The Company’s production mix during the second quarter 2018 consisted of approximately 33 percent oil, 34 natural gas liquids (“NGLs”), and 33 percent natural gas.  By asset area, Catarina, Comanche, Maverick, and Palmetto/Tuscaloosa Marine Shale (“TMS”)/Other comprised approximately 51 percent, 43 percent, five percent, and one percent, respectively, of the Company’s total second quarter 2018 production volumes.

Revenue from the sale of oil, natural gas, and NGLs was approximately $259 million during the second quarter 2018, approximately 48 percent higher when compared to the second quarter 2017.  Adjusted Revenue for the second quarter 2018, a non-GAAP financial measure that includes a $26.4 million loss on hedge settlements and $5.1 million in sales and marketing revenue, was $232.9 million, which was 27 percent higher when compared to the second quarter 2017.

Commodity price realizations during the second quarter 2018, which include the impact of hedge settlements, were $52.80 per Bbl of oil, $22.76 per Bbl of NGLs, and $3.21 per thousand cubic feet (“Mcf”) of natural gas.

Production, average sales prices, and operating costs and expenses per barrel of oil equivalent (“Boe”) for the second quarter 2018 are summarized in the following table:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
Net Production:
Oil (MBbl)	2,377	2,075	4,898	3,624
Natural gas liquids (MBbl)	2,484	2,130	4,890	3,501
Natural gas (MMcf)	14,249	14,814	28,199	25,270
Total oil equivalent (MBoe)(1)	7,236	6,674	14,488	11,336
Average Sales Price Excluding Derivatives(2):
Oil ($ per Bbl)	$65.86	$43.90	$63.68	$45.36
Natural gas liquids ($ per Bbl)	22.76	17.31	21.64	18.27
Natural gas ($ per Mcf)	2.89	3.22	2.94	3.21
Oil equivalent ($ per Boe)	$35.13	$26.33	$34.56	$27.31
Average Sales Price Including Derivatives(3):
Oil ($ per Bbl)	$52.80	$47.79	$53.07	$47.56
Natural gas liquids ($ per Bbl)	22.76	17.31	21.64	18.27
Natural gas ($ per Mcf)	3.21	3.16	3.14	3.07
Oil equivalent ($ per Boe)	$31.48	$27.40	$31.35	$27.68
Average unit costs per Boe:
Oil and natural gas production expenses(4)	$10.73	$9.38	$10.33	$8.88
Production and ad valorem taxes	$1.96	$1.32	$1.91	$1.35
Depreciation, depletion, amortization and accretion	$8.61	$6.12	$8.39	$5.93
Impairment of oil and natural gas properties	$0.03	$—	$0.08	$0.16

(1)

Includes approximately 2,300 Boe and 2,529 Boe of production associated with UnSub for the three months ended June 30, 2018 and 2017, respectively, and 4,815 Boe and 3,406 Boe of production associated with SN UnSub for the six months ended June 30, 2018 and 2017, respectively.

(2)	Excludes the impact of derivative instrument settlements.
(3)	Includes the impact of derivative instrument settlements.
(4)

Includes a $5.9 million non-cash gain for the three months ended June 30, 2018 and 2017 and a $11.8 million non-cash gain for the six months ended June 30, 2018 and 2017 from the amortization of the deferred gain on Western Catarina Midstream divestiture.

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CAPITAL EXPENDITURES

Capital expenditures incurred during the second quarter 2018 totaled approximately $174 million, which were allocated approximately 99 percent to drilling, completion, and infrastructure, and one percent to leasing and business development activities.

FINANCIAL RESULTS

The Company reported a net loss of $35.0 million for the second quarter 2018, which includes $43.6 million in non-cash mark-to-market losses related to hedging activities.  This compares to the Company’s reported net income of $53.0 million for the second quarter 2017. The Company’s Adjusted Loss to common stockholders (a non-GAAP financial measure) for the second quarter 2018 was $20.9 million.

The Company’s second quarter 2018 Adjusted EBITDAX (a non-GAAP financial measure) of approximately $107.7 million was 27 percent higher when compared to second quarter 2017 Adjusted EBITDAX of $85.1 million.

A reconciliation of non-GAAP financial measures to their related GAAP measures is provided in the tables of this release.

GENERAL AND ADMINISTRATIVE EXPENSE

The Company reported general and administrative (“G&A”) expenses of $29.5 million in the second quarter 2018.  Included in G&A expenses are $0.4 million in acquisition and divestiture costs, $4.7 million of non-cash restricted stock, and $5.0 million associated with a change in the value of phantom units that periodically vest in accordance with the terms of the Company’s stock-based compensation plan.  Excluding these items, Base G&A expense (a non-GAAP financial measure defined as G&A expenses less non-recurring and non-cash items described above) during the second quarter 2018 was approximately $19.4 million.

A reconciliation of Base G&A to its related GAAP measure is provided in the tables of this release.

HEDGING UPDATE

On a consolidated basis, the Company has hedged approximately 22,000 Bbls per day of its 2018 oil production and 190,000 million British thermal units (“MMBtu”) per day of its 2018 natural gas production, and approximately 10,600 Bbls per day of its 2019 oil production and 48,000 MMBtu per day of its 2019 natural gas production.  Additional information on the Company’s hedge positions can be found in the Sanchez Energy Investor Presentation posted at www.sanchezenergycorp.com.

LIQUIDITY AND CREDIT FACILITIES

As of June 30, 2018, the Company had liquidity of approximately $675.2 million, which consisted of $437.7 million in cash and cash equivalents, $237.5 million of combined borrowing capacity under two credit facilities, which include the $25 million parent-level credit facility, which was undrawn, and the UnSub revolving credit facility, which has a borrowing base and commitment amount of $380 million and $212.5 million of available borrowing capacity.

SHARE COUNT

As of June 30, 2018, the Company had approximately 87.8 million common shares outstanding.  Assuming all Series A Convertible Perpetual Preferred Stock and Series B Convertible Perpetual Preferred Stock were converted, total outstanding common shares as of June 30, 2018, would have been approximately 100.3 million.  For the three months ended June 30, 2018, the weighted average number of unrestricted common shares used to calculate net loss attributable to common stockholders, basic and diluted, which are determined in accordance with GAAP, was 81.8 million.

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CONFERENCE CALL

Sanchez Energy will host a conference call for investors on Tuesday, Aug. 7, 2018, at 10:00 a.m. Central Time (11:00 a.m. Eastern Time).  Interested investors can listen to the call via webcast, both live and rebroadcast, over the Internet at:

https://edge.media-server.com/m6/p/ucda6a3r

ABOUT SANCHEZ ENERGY CORPORATION

Sanchez Energy Corporation (NYSE: SN) is an independent exploration and production company focused on the acquisition and development of U.S. onshore unconventional oil and natural gas resources, with a current focus on the Eagle Ford Shale in South Texas where we have assembled approximately 283,000 net acres.  For more information about Sanchez Energy Corporation, please visit our website:    www.sanchezenergycorp.com.

FORWARD LOOKING STATEMENTS

This press release contains, and our officers and representatives may from time to time make, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  All statements, other than statements of historical facts, included in this press release that address activities, events or developments that Sanchez Energy expects, believes or anticipates will or may occur in the future are forward-looking statements, including statements relating to future financial and operating results and returns, our strategy and plans, including future drilling plans and economic drilling zones, our ability to increase reserves and production and generate income or cash flows, our ability to keep well costs down, the benefits related to the Comanche transaction and the Company’s anticipated ability to fund capital expenditures or reduce its leverage.  These statements are based on certain assumptions made by the Company based on management's experience, perception of historical trends and technical analyses, current conditions, anticipated future developments and other factors believed to be appropriate and reasonable by management.  When used in this press release, the words "will," "potential," "believe," "estimate," "intend," "expect," "may," "should," "anticipate," "could," "plan," "predict," "project," “budget,” “forecast,” “guidance,” "profile," "model," "strategy," "future," or their negatives, other similar expressions or the statements that include those words, are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words.

Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of Sanchez Energy, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements, including, but not limited to the failure to successfully execute our business and financial strategies, the failure of acquired assets, including the Comanche assets, and our joint ventures (including our partnership with affiliates of the Blackstone Group, L.P.) to perform as anticipated, the inability to successfully integrate the various assets acquired by us into our operations, fully identify potential problems with respect to such properties and accurately estimate reserves, production and costs with respect to such properties, the failure to continue to produce oil and gas at historical rates, the costs of operations, delays, and any other difficulties related to producing oil or gas, the price of oil or gas, the failure to realize benefits from our transactions with Sanchez Midstream Partners LP, the marketing and sales of produced oil and gas, the estimates made in evaluating reserves, competition, general economic conditions and the ability to manage our growth, our expectations regarding our future liquidity, leverage or production, our expectations regarding the results of our efforts to improve the efficiency of our operations to reduce our costs, disruptions due to extreme weather conditions, such as extreme rainfall, hurricanes or tornadoes and other factors described in Sanchez Energy's most recent Annual Report on Form 10-K and any updates to those risk factors set forth in Sanchez Energy's Quarterly Reports on Form 10-Q or Current Reports on Form 8-K. Further information on such assumptions, risks and uncertainties is available in Sanchez Energy's filings with the U.S. Securities and Exchange Commission (the "SEC").  Sanchez Energy's filings with the SEC are available on our website at www.sanchezenergycorp.com and on the SEC's website at www.sec.gov. In light of these risks, uncertainties and assumptions, the events anticipated by Sanchez Energy's forward-looking statements may not occur, and, if any of such events do occur, Sanchez Energy may not have correctly anticipated the timing of their occurrence or the extent of their impact on its actual results.  Accordingly, you should not place any undue reliance on any of Sanchez Energy's forward-looking statements.  Any forward-looking statement speaks only as of the date on which such statement is made, and Sanchez Energy undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

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SANCHEZ ENERGY CORPORATION

CONSOLIDATED STATEMENT OF OPERATIONS DATA (unaudited)

(in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017*	2018	2017*
REVENUES:
Oil sales	$156,544	$91,096	$311,935	$164,372
Natural gas liquid sales	56,533	36,873	105,838	63,973
Natural gas sales	41,141	47,735	82,870	81,201
Sales and marketing revenues	5,096	—	9,897	—
Total revenues	259,314	175,704	510,540	309,546
OPERATING COSTS AND EXPENSES:
Oil and natural gas production expenses	77,644	62,620	149,592	100,620
Exploration expenses	516	4,446	549	4,797
Sales and marketing expenses	5,086	—	9,259	—
Production and ad valorem taxes	14,208	8,799	27,677	15,323
Depreciation, depletion, amortization and accretion	62,323	40,842	121,571	67,245
Impairment of oil and natural gas properties	194	—	1,142	1,845
General and administrative (1)	29,467	29,713	51,887	97,178
Total operating costs and expenses	189,438	146,420	361,677	287,008
Operating income	69,876	29,284	148,863	22,538
Other income (expense):
Interest income	1,528	150	2,270	507
Other income (expense)	6,715	(6,618)	10,143	3,917
Gain on sale of oil and natural gas properties	1,528	6,022	1,528	10,366
Interest expense	(44,590)	(35,961)	(88,510)	(68,986)
Earnings from equity investments	—	242	—	677
Net gains (losses) on commodity derivatives	(70,044)	59,614	(114,098)	98,496
Total other income (expense)	(104,863)	23,449	(188,667)	44,977
Income (loss) before income taxes	(34,987)	52,733	(39,804)	67,515
Income tax benefit	—	255	—	1,208
Net income (loss)	(34,987)	52,988	(39,804)	68,723
Less:
Preferred stock dividends	(3,987)	(3,987)	(7,974)	(7,974)
Preferred unit dividends and distributions	(12,500)	(10,950)	(22,408)	(27,415)
Preferred unit amortization	(6,189)	(5,282)	(12,119)	(6,992)
Net income allocable to participating securities	—	(2,378)	—	(1,974)
Net income (loss) attributable to common stockholders	$(57,663)	$30,391	$(82,305)	$24,368

Net income (loss) per common share - basic	$(0.71)	$0.40	$(1.01)	$0.33
Weighted average number of shares used to calculate net income (loss) attributable to common stockholders - basic	81,787	76,395	81,356	73,045
Net income (loss) per common share - diluted	$(0.71)	$0.39	$(1.01)	$0.33
Weighted average number of shares used to calculate net income (loss) attributable to common stockholders - diluted(2) (3)	81,787	89,015	81,356	73,145

(1)

Inclusive of non-cash stock-based compensation expense of $4.7 million and $4.3 million, respectively, for the three months ended June 30, 2018 and 2017, respectively and $4.3 million and $16.4 million for the six months ended June 30, 2018 and 2017, respectively.

(2)

The three months ended June 30, 2017 excludes 942,841 shares of weighted average restricted stock from the calculation of the denominator for diluted loss per common share as these shares were anti-dilutive. Excludes the impact of derivative instrument settlements.

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(3)

The six months ended June 30, 2017 excludes 1,304,160 shares of weighted average restricted stock and 12,520,179 shares of common stock resulting from an assumed conversion of the Company's Series A Preferred Stock and Series B Preferred Stock from the calculation of the denominator for diluted loss per common share as these shares were anti-dilutive.

(4)

The three and six months ended June 30, 2018 excludes 2,484,202 and 756,417 shares, respectively, of weighted average restricted stock and 12,520,179 shares of common stock resulting from an assumed conversion of the Company's Series A Preferred Stock and Series B Preferred Stock from the calculation of the denominator for diluted loss per common share as these shares were anti-dilutive.

* Financial information for 2017 has been recast to reflect retrospective application of the successful efforts method of accounting.

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SANCHEZ ENERGY CORPORATION

CONSOLIDATED BALANCE SHEET (unaudited)

(in thousands, except per share amounts)

	June 30,	Dec. 31,
	2018	2017
ASSETS
Current assets:
Cash and cash equivalents	$437,689	$184,434
Oil and natural gas receivables	88,207	101,396
Joint interest billings receivables	15,793	22,569
Accounts receivable - related entities	6,192	4,491
Fair value of derivative instruments	3,241	16,430
Other current assets	10,877	21,478
Total current assets	561,999	350,798
Oil and natural gas properties, on the basis of successful efforts accounting:
Proved oil and natural gas properties	3,418,554	3,130,407
Unproved oil and natural gas properties	434,244	398,605
Total oil and natural gas properties	3,852,798	3,529,012
Less: Accumulated depreciation, depletion, amortization and impairment	(1,618,850)	(1,501,553)
Total oil and natural gas properties, net	2,233,948	2,027,459

Other assets:
Fair value of derivative instruments	8,836	1,428
Investments (Investment in SNMP measured at fair value of $26.8 million and $25.2 million as of June 30, 2018 and Dec. 31, 2017, respectively)	46,758	38,462
Other assets	52,873	52,488
Total assets	$2,904,414	$2,470,635
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$15,446	$14,994
Other payables	100,451	81,970
Accrued liabilities:
Capital expenditures	93,506	85,340
Other	96,036	84,794
Fair value of derivative instruments	102,904	56,190
Short-term debt	23,996	23,996
Other current liabilities	71,107	115,244
Total current liabilities	503,446	462,528
Long term debt, net of premium, discount and debt issuance costs	2,364,749	1,930,683
Asset retirement obligations	38,499	36,098
Fair value of derivative instruments	31,132	17,474
Other liabilities	34,332	65,480
Total liabilities	2,972,158	2,512,263
Commitments and contingencies
Mezzanine equity:
Preferred units ($1,000 liquidation preference, 500,000 units authorized, issued and outstanding as of June 30, 2018 and Dec. 31, 2017, respectively)	452,131	427,512
Stockholders' equity:
Preferred stock ($0.01 par value, 15,000,000 shares authorized; 1,838,985 shares issued and outstanding as of June 30, 2018 and Dec. 31, 2017 of 4.875% Convertible Perpetual Preferred Stock, Series A; 3,527,830 shares issued and outstanding as of June 30, 2018 and Dec. 31, 2017 of 6.500% Convertible Perpetual Preferred Stock, Series B)	53	53
Common stock ($0.01 par value, 300,000,000 shares authorized; 87,797,689 and 83,984,827 shares issued and outstanding as of June 30, 2018 and Dec. 31, 2017, respectively)	884	845
Additional paid-in capital	1,370,908	1,362,118
Accumulated deficit	(1,891,720)	(1,832,156)
Total stockholders' deficit	(519,875)	(469,140)
Total liabilities and stockholders' deficit	$2,904,414	$2,470,635

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SANCHEZ ENERGY CORPORATION

Non-GAAP Reconciliation – Adjusted EBITDAX

Adjusted EBITDAX is a non‑GAAP financial measure that is used as a supplemental financial measure by our management and by external users of our financial statements, such as investors, commercial banks and others, to assess our operating performance as compared to that of other companies in our industry, without regard to financing methods, capital structure or historical costs basis. It is also used to assess our ability to incur and service debt and fund capital expenditures.  Our Adjusted EBITDAX should not be considered an alternative to net income (loss), operating income (loss), cash flows provided by (used in) operating activities or any other measure of financial performance or liquidity presented in accordance with U.S. GAAP. Our Adjusted EBITDAX may not be comparable to similarly titled measures of another company because all companies may not calculate Adjusted EBITDAX in the same manner.  The following table presents a reconciliation of our net loss to Adjusted EBITDAX (in thousands).

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017*	2018	2017*

Net income (loss)	$(34,987)	$52,988	$(39,804)	$68,723
Adjusted by:
Interest expense	44,590	35,961	88,510	68,986
Net (gains) losses on commodity derivative contracts	70,044	(59,614)	114,098	(98,496)
Net settlements received (paid) on commodity derivative contracts	(26,420)	7,177	(46,071)	4,273
Exploration expense	516	4,446	549	4,797
Depreciation, depletion, amortization and accretion	62,323	40,842	121,571	67,245
Impairment of oil and natural gas properties	194	—	1,142	1,845
Non-cash stock-based compensation expense	4,651	4,335	4,276	16,426
Acquisition and divestiture costs included in general and administrative	377	2,848	743	26,922
Income tax benefit	—	(255)	—	(1,208)
Gains on sale of oil and natural gas properties	(1,528)	(6,022)	(1,528)	(10,366)
(Gains) losses on other derivatives	4,862	437	4,526	(248)
(Gains) losses on investments	(9,445)	8,058	(8,296)	(806)
Amortization of deferred gain on Western Catarina Midstream Divestiture	(5,930)	(5,931)	(11,860)	(11,860)
Interest income	(1,528)	(150)	(2,270)	(507)
Adjusted EBITDAX(1)	$107,719	$85,120	$225,586	$135,726

(1)

UnSub component of Adjusted EBITDAX for the three months ended June 30, 2018 and 2017 was approximately 36 percent and 44 percent, respectively, and 38 percent and 35 percent for the six months ended June 30, 2018 and 2017, respectively.

* Financial information for 2017 has been recast to reflect retrospective application of the successful efforts method of accounting.

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SANCHEZ ENERGY CORPORATION

Non-GAAP Reconciliation – Adjusted Earnings (Loss)

We present Adjusted Earnings (Loss) attributable to common stockholders (“Adjusted Earnings (Loss)”), a non-GAAP financial measure, in addition to our reported net income (loss) in accordance with U.S. GAAP. This information is provided because management believes exclusion of the impact of the items included in our definition of Adjusted Earnings (Loss) below will help investors compare results between periods, identify operating trends that could otherwise be masked by these items and highlight the impact that commodity price volatility has on our results.  Adjusted Earnings (Loss) is not intended to represent cash flows for the period, nor is it presented as a substitute for net income (loss), operating income (loss), cash flows provided by (used in) operating activities or any other measure of financial performance or liquidity presented in accordance with U.S. GAAP.  Our Adjusted Earnings (Loss) may not be comparable to similarly title measures of another company because all companies may not calculate Adjusted Earnings (Loss) in the same manner.  The following table presents a reconciliation of our net income (loss) to Adjusted Earnings (Loss) (in thousands, except per share data):

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017*	2018	2017*
Net income (loss)	$(34,987)	$52,988	$(39,804)	$68,723
Less:
Preferred stock dividends	(3,987)	(3,987)	(7,974)	(7,974)
Preferred unit dividends and distributions	(12,500)	(10,950)	(22,408)	(27,415)
Preferred unit amortization	(6,189)	(5,282)	(12,119)	(6,992)
Net income (loss) attributable to common shares and participating securities	(57,663)	32,769	(82,305)	26,342
Plus:
Net (gains) losses on commodity derivatives contracts	70,044	(59,614)	114,098	(98,496)
Net settlements received (paid) on commodity derivative contracts	(26,420)	7,177	(46,071)	4,273
Impairment of oil and natural gas properties	194	—	1,142	1,845
Non-cash stock-based compensation expense	4,651	4,335	4,276	16,426
Acquisition and divestiture costs included in general and administrative	377	2,848	743	26,922
Gains on sale of oil and natural gas properties	(1,528)	(6,022)	(1,528)	(10,366)
(Gains) losses on other derivatives	4,862	437	4,526	(248)
(Gains) losses on investments	(9,445)	8,058	(8,296)	(806)
Amortization of deferred gain on Western Catarina Midstream Divestiture	(5,930)	(5,931)	(11,860)	(11,860)
Tax impact of adjustments to net loss (1)	—	77	—	822
Adjusted Loss	(20,858)	(15,866)	(25,275)	(45,146)
Adjusted Loss allocable to participating securities (2)	-	-	-	-
Adjusted Loss attributable to common stockholders	$(20,858)	$(15,866)	$(25,275)	$(45,146)

Weighted average number of shares used to calculate loss attributable to common stockholders - basic and diluted	81,787	76,395	81,356	73,045

(1)	The tax impact is computed by utilizing the Company’s effective tax rate on the adjustments to reconcile net income (loss) to Adjusted Loss.
(2)	The Company's restricted shares of common stock are participating securities.

* Financial information for 2017 has been recast to reflect retrospective application of the successful efforts method of accounting.

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SANCHEZ ENERGY CORPORATION

Non-GAAP Reconciliation – Adjusted Revenues

We present Adjusted Revenues, a non-GAAP financial measure, in addition to our reported Revenues in accordance with U.S. GAAP. The Company defines Adjusted Revenues as follows: total revenues plus cash settled derivatives. The Company believes Adjusted Revenues provides investors with helpful information with respect to the performance of the Company's operations and management uses Adjusted Revenues to evaluate its ongoing operations and for internal planning and forecasting purposes.  Our Adjusted Revenues may not be comparable to similarly titled measures of another company because all companies may not calculate Adjusted Revenues in the same manner.  The following table presents a reconciliation of our total revenues to Adjusted Revenues (in thousands).

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Total Revenues	$259,314	$175,704	$510,540	$309,546
Net settlements received (paid) on commodity derivative contracts	(26,420)	7,177	(46,071)	4,273
Adjusted Revenue	$232,894	$182,881	$464,469	$313,819

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SANCHEZ ENERGY CORPORATION

Non-GAAP Reconciliation – Base G&A Expense

The Company presents Base G&A expense, a non-GAAP financial measure, in addition to reported G&A expense in accordance with GAAP.  The Company has included Base G&A in this press release because this measure is commonly used by management, analysts and investors as an indicator of cost management and operating efficiency on a comparable basis from period to period.  Our Base G&A may not be comparable to similarly titled measures of another company because all companies may not calculate Base G&A in the same manner.  The following table presents a reconciliation of our G&A to Base G&A (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Total general and administrative expense	$29,467	$29,713	$51,887	$97,178
Less:
Stock-based compensation (non-cash) - restricted stock expense	(4,651)	(4,335)	(4,276)	(16,426)
Stock-based compensation - phantom units expense	(5,017)	(3,024)	(4,119)	(13,965)
Acquisition and divestiture costs included in G&A	(377)	(2,848)	(743)	(26,922)
Base general and administrative expense	$19,422	$19,506	$42,749	$39,865

COMPANY CONTACT:

Kevin Smith

VP Investor Relations

(281) 925-4828

Cham King

Investor Relations & Capital Markets

(713) 756-2797

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